Exhibit 3.1

CERTIFICATE OF ORGANIZATION

OF

MDS ENERGY DEVELOPMENT, LLC

Entity #: 4007816
Date Filed: 02/03/2011
Carol Aichele Acting Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Organization

Domestic Limited Liability Company

(15Pa.C.S, § 8913)

Commonwealth of Pennsylvania
Corporation Service Company	CERTIFICATE OF ORGANIZATION 3 Page(s)
664329-10	T1103565051

Fee: $125

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):
MDS Energy Development, LLC

2.	The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a)	Number and Street	City	State	Zip	County
409 Butler Road, Suite A, Kittanning, PA 16201 (Armstrong County)

	(b)	Name of Commercial Registered Office Provider c/o:				County

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):

	Name	Address
	Frank J. Rauktis	c/o Cohen & Grigsby, P.C.

625 Liberty Avenue

Pittsburgh, PA 15222-3152

4.	Strike out if inapplicable term ~~A member’s interest in the company is to be evideneed by a certificate of membership interest~~:

5.	Strike out if inapplicable: Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is: ..
month date year hour, if any

7.	Strike out if inapplicable; ~~The company is a restrieted professional company organized to render tho following restricted professional service(a):~~

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this

31st day of January, 2011.

Signature

Signature

Signature